Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-285441) and Form S-8 (Nos. 33-10546, 33-41774, 33-44208, 333-136692, 333-144403, 333-153573, 333-158335, 333-161779, 333-161780, 333-168824, 333-173831, 333-183325, 333-187725, 333-202349, 333-206720, 333-224665, 333-224666, 333-255677, and 333-279026) of Huntington Bancshares Incorporated of our report dated February 20, 2026, with respect to the consolidated financial statements of Cadence Bank as of December 31, 2025, which report is included in this Form 8-K/A of Huntington Bancshares Incorporated.

/s/ Forvis Mazars, LLP

Fort Worth, Texas
April 15, 2026